EXHIBIT 99.5

     The consolidated capitalization of the Company is set forth below on an actual basis and as adjusted to reflect the issuance of the Notes.

Pro Forma Capitalization

					Pro Forma
($000s)	09/23/04		Adj.(1)		09/23/04
Cash and Cash Equivalents	$15,146		60,000	(2)	$75,146
Revolving Line of Credit	0		0		0
New Senior Notes	0		60,000	(2)	60,000
Other Debt	13,456				13,456

Total Debt	13,456				73,456
Shareholder’s Equity	183,962				183,962

Total Capitalization	197,418				257,418
Total Debt/Capitalization	6.8%				28.5%
Total Debt/LTM EBITDA	0.31	x			1.67	x
LTM EBITDA/LTM Total Interest	16.00	x			7.20	x

(1)	Does not include transaction costs.

(2)	Final amount may vary.